Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES

FOURTH QUARTER AND FULL YEAR RESULTS

Malvern, PA, February 4, 2014 — Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2013 was $0.63 per share, compared to $0.63 per share for the fourth quarter of 2012.

For the year ended December 31, 2013, FFO per share was $2.49, which included acquisition expenses of $10.2 million. This compares to FFO of $2.58 per share for 2012, which included acquisition expenses of $2.9 million.

Net income per common share (diluted) was $0.48 per share for the quarter ended December 31, 2013, compared to $0.32 per share (diluted) for the quarter ended December 31, 2012.  Net income for the full year 2013 was $1.60 per common share (diluted), compared with $1.17 per share (diluted) for 2012. Net income for 2013 reflects gain on sale of $0.79 per share, compared with $0.13 per share for 2012.

“The fourth quarter of 2013 was a truly transformational period for Liberty. With the acquisition of the Cabot industrial portfolio and the announced sale of 6.6 million square feet of suburban office and flex real estate, Liberty’s portfolio has changed dramatically, providing a stronger platform for future growth,” said Bill Hankowsky, chairman and chief executive officer. “The quarter’s operational activity was strong, with a growing development pipeline, strong leasing and increased occupancy. All activity points to outstanding opportunities for a very productive year ahead.”

Portfolio Performance

Leasing: At December 31, 2013, Liberty’s in-service portfolio of 103 million square feet was 91.6% occupied, compared to 90.6% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 5.7 million square feet of space. Liberty leased 26.8 million square feet in 2013.

Same Store Performance: Property level operating income for same store properties increased by 1.6% on a cash basis and by 1.2% on a straight line basis for the fourth quarter of 2013 compared to the same quarter in 2012 and increased by 2.0% on a cash basis and by 1.3% on a straight line basis for the full year 2013 compared to 2012.

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Real Estate Investments

Acquisitions

•                  Liberty acquired all of the outstanding general and limited partnership interests of Cabot Industrial Fund III Operating Partnership, L.P. The acquisition resulted in the purchase of a 100% ownership interest in 177 operating properties for $1.469 billion. These properties, which contain 23 million square feet, are 92.8% leased.

•                  Liberty acquired two operating properties for $39.8 million. These properties, which contain 720,000 square feet, are 100% leased and their current yield is 6.6%. The company also acquired land totaling 184 acres for $30.5 million.

Development

•                  Liberty brought into service one development property for a total investment of $9.2 million. The property contains 88,000 square feet of leasable space and was 81.8% occupied as of December 31, 2013. The current yield on this property is 9.2% and the projected stabilized yield is 10.5%.

•                  Liberty began development on four properties for a projected investment of $91.9 million. The properties consist of two fully pre-leased properties: 13225 Brockton Lane, a 227,000 square foot distribution building in Rogers, MN and 201 Rouse Boulevard, an 80,000 square foot office building in Philadelphia, PA; and two inventory properties: 8303 Fallbrook Drive, a 400,000 square foot distribution building in Houston, TX and 1850 West Rio Salado Parkway, a 154,000 square foot office building in Tempe, AZ.

•                  A joint venture in which the Company holds a 25% interest began construction on 2277 Center Square Road in Logan Township, NJ, a 203,000 square foot inventory distribution facility for a projected investment of $11.8 million.

Real Estate Dispositions

Wholly Owned Dispositions

•                  During the fourth quarter, Liberty entered into an agreement to sell 159 acres of land and 97 operating properties totaling 6.6 million square feet of leasable space. At the time of sale the combined percentage leased for these properties was 88.2%.

•                  In December, Liberty closed on the first installment of the sale, which was for 140 acres of land and 49 properties totaling 4.0 million square feet of leasable space for $367.7 million.

•                  In January 2014, the remaining 19 acres of land and 48 properties totaling 2.6 million square feet were sold for $329.6 million.

•                  Liberty sold two additional operating properties containing 161,000 square feet and 17 acres of land, for $14.0 million. These two properties were 63.2% leased at the time of the sale.

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Joint Venture Dispositions

•                  A joint venture in which the Company holds a 25% interest sold four operating properties which contained 171,000 square feet of leasable space for $31.5 million. These properties were 99.5% leased at the time of sale.

•                  A joint venture in which the company holds a 20% interest sold one operating property which contained 44,000 square feet of leasable space for $9.6 million. The property was vacant at the time of sale.

Subsequent Events

As previously announced, Liberty has reached preliminary terms to develop, in a joint venture with Comcast Corporation, the “Comcast Innovation and Technology Center,” in Philadelphia. The proposed project includes a 59-story, 1.5 million square foot tower incorporating 1.3 million square feet of office space and a 200+room Four Seasons Hotel. Comcast will lease at least 957,000 square feet for a lease term of 20 years. The project is expected to represent a cost of $900 million to the joint venture, which will be 20% owned by Liberty and will be managed by Liberty.

“We are excited to be on this path with Comcast to create a truly unique vertical urban campus for innovation in Philadelphia,” said Bill Hankowsky. For more information on this project, visit http://Liberty CITC Philadelphia.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 100 million square foot portfolio includes 746 properties which provide office, distribution and light manufacturing facilities to 1,800 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 4, 2014, at 1l a.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 44824981. A replay of the call will be available until March 4, 2014, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

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The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, future asset dispositions, expectations for our operating results, business and financial condition, the impact of the Cabot acquisition on our portfolio and business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

December 31, 2013

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating Revenue
Rental	$136,148	$101,274	$458,081	$396,418
Operating expense reimbursement	56,279	43,157	187,849	163,861
Total operating revenue	192,427	144,431	645,930	560,279

Operating Expenses
Rental property	35,074	29,229	114,617	104,431
Real estate taxes	24,126	15,873	79,918	65,697
General and administrative	21,098	18,274	74,564	64,686
Depreciation and amortization	59,878	35,281	173,784	135,523
Total operating expenses	140,176	98,657	442,883	370,337

Operating Income	52,251	45,774	203,047	189,942

Other Income/Expense
Interest and other	2,439	2,183	9,879	8,745
Interest	(37,701)	(25,871)	(127,115)	(103,363)
Total other income/expense	(35,262)	(23,688)	(117,236)	(94,618)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	16,989	22,086	85,811	95,324
Gain on property dispositions	1,847	1,305	8,676	3,080
Income taxes	(1,019)	(331)	(2,799)	(976)
Equity in earnings (loss) of unconsolidated joint ventures	2,094	716	6,067	(681)

Income from continuing operations	19,911	23,776	97,755	96,747

Discontinued operations (including net gains on property dispositions of $46,017 and $8,837 for the quarters ended December 31, 2013 and 2012, respectively and net gains of $95,384 and $12,426 for the years ended December 31, 2013 and 2012, respectively)	51,832	16,795	121,839	51,004

Net Income	71,743	40,571	219,594	147,751
Noncontrolling interest - operating partnerships	(1,809)	(2,416)	(9,203)	(10,590)
Noncontrolling interest - consolidated joint ventures	(247)	275	(653)	275
Net Income available to common shareholders	$69,687	$38,430	$209,738	$137,436

Net income	$71,743	$40,571	$219,594	$147,751
Other comprehensive income - foreign currency translation	5,282	389	5,397	3,436
Other comprehensive income - change in net unrealized gain on derivative instruments	1,584	—	1,584	—
Comprehensive income	78,609	40,960	226,575	151,187
Less: comprehensive income attributable to noncontrolling interest	(2,219)	(2,153)	(9,995)	(10,422)
Comprehensive income attributable to common shareholders	$76,390	$38,807	$216,580	$140,765

Basic income per common share
Continuing operations	$0.13	$0.19	$0.70	$0.75
Discontinued operations	$0.35	$0.14	$0.91	$0.43
Total basic income per common share	$0.48	$0.33	$1.61	$1.18

Diluted income per common share
Continuing operations	$0.13	$0.19	$0.70	$0.75
Discontinued operations	$0.35	$0.13	$0.90	$0.42
Total diluted income per common share	$0.48	$0.32	$1.60	$1.17

Weighted average shares
Basic	145,865	117,556	130,180	116,863
Diluted	146,498	118,378	130,909	117,694

Amounts attributable to common shareholders
Income from continuing operations	$19,083	$22,146	$91,274	$88,008
Discontinued operations	50,604	16,284	118,464	49,428
Net income	$69,687	$38,430	$209,738	$137,436

Liberty Property Trust

Balance Sheet

December 31, 2013

(Unaudited and in thousands, except share and unit amounts)

	December 31, 2013	December 31, 2012
Assets
Real estate:
Land and land improvements	$1,139,455	$845,958
Building and improvements	5,127,551	4,028,390
Less: accumulated depreciation	(1,040,472)	(1,055,864)

Operating real estate	5,226,534	3,818,484

Development in progress	209,187	248,602
Land held for development	233,055	249,221

Net real estate	5,668,776	4,316,307

Cash and cash equivalents	163,414	38,356
Restricted cash	51,456	33,147
Accounts receivable	13,900	8,988
Deferred rent receivable	99,955	101,621
Deferred financing and leasing costs, net of accumulated amortization (2013, $140,198; 2012, $121,858)	226,607	129,329
Investments in and advances to unconsolidated joint ventures	179,655	169,021
Assets held for sale	275,957	289,654
Prepaid expenses and other assets	95,840	87,756

Total assets	$6,775,560	$5,174,179

Liabilities
Mortgage loans	$545,306	$302,855
Unsecured notes	2,708,213	2,258,751
Credit facility	—	92,000
Accounts payable	70,406	31,058
Accrued interest	25,777	20,164
Dividend and distributions payable	71,323	58,038
Other liabilities	250,819	185,956

Total liabilities	3,671,844	2,948,822

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of December 31, 2013 and 2012	7,537	7,537

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 147,846,801 (includes 1,249,909 in treasury) and 119,720,776 (includes 1,249,909 in treasury) shares issued and outstanding as of December 31, 2013 and 2012, respectively	148	119
Additional paid-in capital	3,669,618	2,687,701
Accumulated other comprehensive income	9,742	2,900
Distributions in excess of net income	(591,713)	(547,757)
Common shares in treasury, at cost, 1,249,909 shares as of December 31, 2013 and 2012	(51,951)	(51,951)
Total shareholders’ equity	3,035,844	2,091,012

Noncontrolling interest - operating partnership
3,556,566 and 3,713,851 common units outstanding as of December 31, 2013 and 2012, respectively	56,713	60,223
1,290,000 preferred units outstanding as of December 31, 2012	—	63,264
Noncontrolling interest - consolidated joint ventures	3,622	3,321

Total equity	3,096,179	2,217,820

Total liabilities, noncontrolling interest - operating partnership & equity	$6,775,560	$5,174,179

Liberty Property Trust

Statement of Funds From Operations

December 31, 2013

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$69,687	$0.48	$38,430	$0.33	$209,738	$1.61	$137,436	$1.18

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,061		3,413		13,152		14,152
Depreciation and amortization	66,313		42,518		201,731		164,615
Gain on property dispositions	(46,324)		(8,265)		(94,934)		(7,589)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(546)		(1,145)		(3,171)		(5,286)
Funds from operations available to common shareholders - basic	$92,191	$0.63	$74,951	$0.64	$326,516	$2.51	$303,328	$2.60

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$69,687	$0.48	$38,430	$0.32	$209,738	$1.60	$137,436	$1.17

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,061		3,413		13,152		14,152
Depreciation and amortization	66,313		42,518		201,731		164,615
Gain on property dispositions	(46,324)		(8,265)		(94,934)		(7,589)
Noncontrolling interest excluding preferred unit distributions	1,691		1,205		5,848		4,378
Funds from operations available to common shareholders - diluted	$94,428	$0.63	$77,301	$0.63	$335,535	$2.49	$312,992	$2.58

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	145,865		117,556		130,180		116,863
Dilutive shares for long term compensation plans	633		822		729		831
Diluted shares for net income calculations	146,498		118,378		130,909		117,694
Weighted average common units	3,595		3,728		3,678		3,760
Diluted shares for Funds from operations calculations	150,093		122,106		134,587		121,454

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.